EXHIBIT 10.16

EnteroMedics Inc.

Management Incentive Plan

•	Executives defined as the following “exempt only” positions:

o	President and CEO;
o	Senior Vice President;
o	Vice President; and
o	Controller.

•	Target bonus as a percentage of base salary:

o	30%—President and CEO;
o	25%—Senior Vice President;
o	20%—Vice President; and
o	15%—Controller.

•	Corporate and individual objective weighting by position:

o	100% corporate/0% individual—President and CEO;
o	90% corporate/10% individual—Senior Vice President;
o	75% corporate/25% individual—Vice President; and
o	40% corporate/60% individual—Controller.

•

Corporate and individual objectives are to be established by the President and CEO and executive management and approved by the Board of Directors at the recommendation of the Compensation Committee in the 1st quarter of the fiscal year.

•

The Compensation Committee will review and recommend to the Board of Directors for approval the achievement of the corporate and individual objectives in awarding bonuses in the 1st quarter of the fiscal year for the preceding fiscal year’s objectives.